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                                SOUTHDOWN, INC.


                                1,550,000 SHARES
                                  COMMON STOCK


                               PURCHASE AGREEMENT




                              MERRILL LYNCH & CO.
                       KIDDER, PEABODY & CO. INCORPORATED
                              LEHMAN BROTHERS INC.




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
                                1,550,000 SHARES
                                SOUTHDOWN, INC.
                           (A LOUISIANA CORPORATION)

                                  COMMON STOCK
                          (PAR VALUE $1.25 PER SHARE)


                               PURCHASE AGREEMENT

                                                                January 20, 1994

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
KIDDER, PEABODY & CO. INCORPORATED
LEHMAN BROTHERS INC.
    as Representatives of the
    several Underwriters
c/o MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     Merrill Lynch World Headquarters
     World Financial Center
     North Tower
     250 Vesey Street
     New York, New York  10281

Dear Sirs:

                 Southdown, Inc., a Louisiana corporation (the "Company"), and Carpenters Pension Trust for Southern California, a California pension fund, and Richard C. Blum and Associates, Inc., a California corporation (collectively, the "Selling Shareholder"), confirm their respective agreements with you and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriters substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Lehman Brothers Inc. ("Lehman Brothers") and Kidder, Peabody & Co. Incorporated ("Kidder, Peabody") are acting as representatives (in such capacity, Merrill Lynch, Lehman Brothers and Kidder, Peabody shall hereinafter be collectively referred to as the "Representatives") with respect to the sale by the Selling Shareholder of 1,550,000 shares of Common Stock, par value $1.25 per share, of the Company ("Common Stock") and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth in Schedule A hereto and with respect to the grant by the Selling Shareholder to the Underwriters of the option described in
Section 2 hereof to purchase all or any part of up to an additional 232,500 shares of Common Stock to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The 1,550,000 shares of Common Stock to be sold by the Selling Shareholder ("Initial Securities"), together with all or any part of the 232,500 shares of Common Stock subject to the option described in Section 2 hereof (the "Option Securities"), are collectively hereinafter called the "Securities."

                 Prior to the purchase and public offering of the Securities by the several Underwriters, the Selling Shareholder and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Selling Shareholder and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate, and all references to "this Agreement" shall be deemed to include, the Pricing Agreement.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-51131) and a related preliminary prospectus for the registration of the Securities and associated rights to purchase preferred stock (the "Rights") under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof at the time such registration statement becomes effective (including in each case all documents incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities and the associated Rights which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the terms "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in





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
this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

                 The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

                 SECTION 1.  Representations and Warranties.

                 (a) The Company represents and warrants to each of the Underwriters as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                         (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities and the associated Rights which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time and each Date of Delivery referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus. The Company meets all conditions required for the use of Form S-3 to effect the registration of the Securities and the associated Rights under the Securities Act.

                         (ii) The accountants who audited the financial statements and supporting schedules included in the Registration Statement or incorporated by reference therein are independent public accountants with respect to the Company and its subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

                         (iii) The consolidated financial statements, including the notes thereto, and supporting schedules included in the Registration Statement or incorporated by reference therein present fairly the consolidated financial position of the Company and its subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement or incorporated by reference therein present fairly the information required to be stated therein. The selected financial data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements from which it was derived.

                         (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material to the Company and its subsidiaries considered as one enterprise.

                         (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Louisiana with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in all jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                         (vi) No corporation in which the Company has an interest constitutes a "significant subsidiary" of the Company as defined in the 1933 Act Regulations.

                         (vii) Each partnership in which the Company has an interest that constitutes a "significant subsidiary" of the Company as defined in the 1933 Act Regulations is specified in Schedule B hereto (the subsidiaries so specified being hereinafter collectively referred to as the "Partnership Subsidiaries"). Each Partnership Subsidiary has been duly formed and is validly existing as a partnership in good standing under the laws of the jurisdiction of its formation and is duly qualified as a foreign partnership to transact business and is in good standing in all





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
        jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; all the outstanding partnership interests in each Partnership Subsidiary have been duly authorized and validly issued; and 75% of the general partnership interests in Kosmos Cement Company are owned by the Company, directly or indirectly, free and clear of any pledge, lien, encumbrance, claim or equity (except as described in the Prospectus and except for liens granted to the lending banks under the Company's Second Amended and Restated Credit Facility dated as of November 19, 1993).

                         (viii) The Company had, at the date indicated, the authorized, issued and outstanding capital stock as set forth in the Prospectus under "Capitalization"; the shares of issued and outstanding Common Stock, including the Securities to be sold by the Selling Shareholder hereunder, have been duly authorized and validly issued and are fully paid and nonassessable; the Rights associated with such shares of Common Stock have been duly and validly issued by the Company in accordance with the Rights Agreement dated as of March 4, 1991 (the "Rights Agreement") between the Company and Chemical Shareholder Services Group, Inc., successor to First City, Texas-Houston, N.A., as Rights Agent; and the Common Stock and associated Rights conform to the descriptions thereof contained in the Prospectus.

                         (ix) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                         (x)      Neither the Company nor any of its
        subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated herein and the transactions contemplated in the Registration Statement relating to the sale of the Securities and compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any of its subsidiaries, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries under (A) any indenture, mortgage, loan agreement, note, lease or





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
        other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its properties (except for such violations, defaults, breaches or liens that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise).

                         (xi) No labor dispute exists or to the knowledge of the Company is imminent with the Company's employees or with employees of any of its subsidiaries that reasonably could be expected to materially and adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                         (xii) Except as described in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement, or that might reasonably be expected to (A) result in any material adverse change in the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, (B) materially and adversely affect the properties or assets thereof or (C) materially and adversely affect the consummation by the Company of its obligations pursuant to this Agreement; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations that have not been so filed.

                         (xiii) The documents incorporated by reference into the Registration Statement (in whole or in part) or deemed to be incorporated therein, when they were or hereafter are filed with the Commission, complied with or will comply with the requirements of the 1934 Act, and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"); such documents incorporated by reference into the Registration Statement or deemed to be incorporated therein, at the time such documents were filed with the Commission did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and no further documents hereafter incorporated by reference into the Registration Statement or deemed to be incorporated therein will contain an untrue statement of material fact or omit to





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
        state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading.

                         (xiv) No authorization, approval, consent or license of any domestic government, governmental instrumentality or court is necessary in connection with the offering or the sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or state securities or blue sky laws.

                         (xv) Except as described in the Prospectus, the Company and its subsidiaries possess such licenses, permits, consents, orders, certificates or authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies currently necessary to conduct their respective businesses as now operated by them, except where the lack thereof would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise, and neither the Company nor its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such licenses, permits, consents, orders, certificates or authorizations in which the Company reasonably expects decisions, rulings or findings that, individually or in the aggregate, would have a material and adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                         (xvi) The Company, has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Securities and the associated Rights.

                         (xvii) Except as described in the Registration Statement, no holder of securities of the Company has any rights to require the registration of such securities under the 1933 Act as a result of the filing of the Registration Statement or in connection with the offering of the Securities and the associated Rights.

                         (xviii) Except as described in the Prospectus, there has been no storage, disposal, generation, manufacture, spill, discharge, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries at, upon or from any of the property now or previously owned or leased or under contract for purchase by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which the Company reasonably





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
        believes would not be reasonably likely to result in, individually or in the aggregate with all such violations and remedial actions, a material and adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                 (b) The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters as follows:

                         (i) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not result in a breach by the Selling Shareholder of, or constitute a default by the Selling Shareholder under, any indenture, deed of trust, contract, or other agreement or instrument or any decree, judgment or order to which Selling Shareholder is a party or by which the Selling Shareholder may be bound.

                         (ii) The Selling Shareholder is, and immediately prior to Closing Time, will be, the sole registered owner of the Securities; the Selling Shareholder has good and marketable title to the Securities, free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim or equity, and has full power, right and authority to sell, transfer and deliver such Securities under this Agreement; upon completion of the Closing, each of the Underwriters will be the registered owner of the Securities purchased by it from the Selling Shareholder and, assuming the Underwriters purchased the Securities for value in good faith and without notice of any adverse claim, the Underwriters will have acquired all rights of the Selling Shareholder in the Securities free and clear of any pledge, lien, security interest, encumbrance, claim or equity.

                         (iii) All authorizations, approvals and consents necessary for the execution and delivery by the Selling Shareholder of this Agreement and the sale and delivery of the Securities have been obtained and are in full force and effect; and the Selling Shareholder has the full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, transfer and deliver the Securities.

                         (iv) The Selling Shareholder has not taken, and will not take, directly or indirectly, any action that is designed to cause or result in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                         (v) The Selling Shareholder, having conducted no inquiry in connection with the preparation of the Registration Statement or the Prospectus, has read the Registration Statement and the Prospectus contained therein and has no knowledge of any fact, condition or information not disclosed in the Prospectus that has materially adversely affected or might be expected to materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Selling Shareholder is not prompted to sell the Securities by any information concerning the Company or any subsidiary of the Company that is not set forth in the Registration Statement or the Prospectus.

                         (vi) The Selling Shareholder agrees with each of the Underwriters that the Selling Shareholder shall not offer for sale, sell, grant an option for the sale of, or otherwise dispose of, directly or indirectly, without the prior written consent of Merrill Lynch, any shares of Common Stock or any securities convertible into or exchangeable into or exercisable for Common Stock owned by the Selling Shareholder or with respect to which the Selling Shareholder has the power of disposition, for a period of 90 days from the date of the Pricing Agreement.

                 (c) Any certificate signed by any officer of the Company or any of its subsidiaries, as the case may be, and delivered to the Representatives or to counsel for the Underwriters in connection with the closing of the sale of the Securities to the Underwriters hereunder shall be deemed a representation and warranty by the Company or any such subsidiary, as the case may be, to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters in connection with the closing of the sale of the Securities to the Underwriters hereunder shall be deemed a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby.

                 SECTION 2.  Sale and Delivery to Underwriters; Closing.

                 (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholder, at the price per share set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement) plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, subject, in each case, to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional securities.

                 In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the Underwriters, severally and not jointly, to purchase from it up to an additional 232,500 shares of Common Stock, at the purchase price per share set forth in the Pricing Agreement. The option hereby granted will expire on the 30th day after the date the Registration Statement becomes effective or, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, the 30th day after the Representation Date, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities, upon notice by the Representatives to the Selling Shareholder and the Company setting forth the number of Option Securities as to which the Underwriters are then exercising the option and the time, date, and place of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a "Date of Delivery") shall be determined by the Representatives but shall be not later than seven full business days after the exercise of said option, nor in any event prior to Closing Time (as hereinafter defined) unless otherwise agreed upon by the Representatives, the Selling Shareholder and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase from the Selling Shareholder that proportion of the number of Option Securities that the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof) bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject, in each case, to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional securities.

                         (i) If the Company has elected not to rely upon Rule 430A of the 1933 Act Regulations, the initial public offering price of the Securities and the purchase price per share to be paid by the several Underwriters for the Securities shall have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                         (ii) If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the purchase price per share to be paid by the several Underwriters for the Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Representatives and the Selling Shareholder. The initial public offering price per share of the Securities shall be a fixed price to be determined by agreement between the Representatives and the Selling Shareholder. The initial public offering price per share and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by the parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company, the Selling Shareholder and the Representatives.

                 (b) Payment of the purchase price for, and delivery of certificates for, the Initial Securities to be purchased by the Underwriters, shall be made at the office of Baker & Botts, L.L.P., 910 Louisiana, Houston, Texas or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholder, at 10:00 A.M., New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the execution of the Pricing Agreement or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholder (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned office of Baker & Botts, L.L.P. or at such other place as shall be mutually agreed upon by the Representatives, the Selling Shareholder and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Selling Shareholder and the Company. Payment shall be made to the Selling Shareholder by certified or official bank check or checks drawn in New York Clearing House funds or similar next-day funds payable to the order of the Selling Shareholder against delivery to Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Initial Securities and the Option Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before Closing Time or the Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities to be purchased by the Underwriters will be made available in New York City for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to Closing Time or the Date of Delivery, as the case may be.

                 SECTION 3. Covenants of the Company. The Company covenants with each of the Underwriters as follows:

                 (a) The Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                 (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations) whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters shall reasonably object.

                 (c) The Company will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

                 (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

                 (e) If at any time any event shall occur as a result of which it is necessary, in the opinion of the Underwriters, to amend or supplement the Prospectus in order that the Prospectus not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to the Underwriters) and furnish to the Underwriters a reasonable number of copies of any amendment or amendments of or supplement or supplements to, the Prospectus, so that, as so amended or supplemented, the Prospectus will not contain such untrue statement or omission.

                 (f) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

                 (g) The Company will use its best efforts to qualify the Securities and the associated Rights for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities and the associated Rights have been qualified as above provided.

                 (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                 (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

                 (j) During a period of 90 days from the date of the Pricing Agreement, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock and associated Rights or any security convertible into, exchangeable into or exercisable for Common Stock (except for the shares of Preferred Stock, Cumulative Convertible Series D, of the Company to be issued and sold by the Company pursuant to the Purchase Agreement of even date herewith between the Company and the Representatives, shares of Common Stock and associated Rights issuable upon conversion of convertible securities or exercise of currently outstanding warrants to purchase Common Stock, securities issuable upon the exercise of Rights, any shares of Common Stock and associated Rights issuable pursuant to exercise of options or similar rights granted to directors, officers or employees and any other interests in shares of Common Stock and associated Rights granted in connection with any other employee benefit plans of the Company).

                 SECTION 4. Payment of Expenses. As between the Company and the Underwriters, the Company will pay or cause to be paid and bear or cause to be borne all costs and expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation, issuance and delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the expenses in connection with the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum, (v) the printing and delivery to the Underwriters of copies of each of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto,
(vi) the delivery to the Underwriters of copies of Blue Sky Memorandum, and
(vii) the fees and expenses incurred in connection with any filings required to be made by the Underwriters with the National Association of Securities Dealers, Inc.

                 If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                 The provisions of this Section shall not affect any agreement between the Company and the Selling Shareholder regarding the allocation or sharing of such expenses and costs.

                 SECTION 5. Conditions of Obligations of the Underwriters. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder herein contained at the date hereof and at Closing Time, to the performance by the Company and the Selling Shareholder of their respective obligations hereunder required to be performed prior to Closing Time, and to the following further conditions:

                 (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof or at such later time and date as may be approved by the Representatives; and at Closing Time and any Date of Delivery, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the initial public offering price per share of the Securities, the purchase price per share to be paid by the Underwriters, and any other price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

                 (b) At Closing Time the Representatives shall have received:

                 (1) The favorable opinion, dated as of Closing Time, of Bracewell & Patterson, L.L.P, counsel for the Company, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                         (i)      The Company is a corporation duly
                 incorporated, validly existing and in good standing under the laws of the State of Louisiana.

                         (ii) The Partnership Subsidiary identified on Schedule B hereto (the "Designated Partnership Subsidiary") is a general partnership duly formed and validly existing under the laws of the Commonwealth of Kentucky.

                         (iii) Each of the Company and the Designated Partnership Subsidiary has all requisite corporate or partnership power, as the case may be, to own and lease its properties and to conduct its business as described in the Prospectus and, to the best of their knowledge after due inquiry is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; to the best of their knowledge after due inquiry, the Company owns 75% of the general partnership interests in the Designated Partnership Subsidiary.

                         (iv) All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, nonassessable and free of preemptive rights. The Company's authorized capital stock is as set forth in the Prospectus. At the close of business on December 31, 1993, 17,045,809 shares of Common Stock were outstanding, 1,999,000 shares of Series A Preferred Stock were outstanding, 959,000 shares of Series B Preferred Stock were outstanding, no shares of Series C Preferred Stock or Series D Preferred Stock were outstanding, and there were outstanding options or warrants to acquire 2,728,022 shares of Common Stock. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and such options or warrants have been duly reserved for issuance upon exercise or conversion thereof. Except for the Series A Preferred Stock, the Rights, the Series B Preferred Stock, the 7 1/2% Convertible Subordinated Debentures Due 2013 issuable in exchange for the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, this Agreement, the warrants to purchase Common Stock and options to purchase Common Stock pursuant to various stock option plans of the Company described in the

                 Prospectus or described in or attached as an exhibit to a document that is incorporated by reference in the Prospectus, to the best of their knowledge after due inquiry there are no (i) outstanding securities convertible into or exchangeable for shares of capital stock of the Company or
                 (ii) contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party obligating the Company to issue any capital stock, any securities convertible into or exchangeable for, or rights to purchase or subscribe for capital stock of the Company.

                         (v) This Agreement has been duly authorized, executed and delivered by the Company.

                         (vi) The Registration Statement has become effective under the 1933 Act and, to the best of their knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceeding for that purpose has been initiated or threatened by the Commission.

                         (vii) The Registration Statement, as of its effective date, and the Prospectus, as of its date, and any supplements or amendments thereto, as of their respective dates, (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) appeared on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                         (viii) The Common Stock conforms as to legal matters in all material respects to the description thereof contained under the caption "Description of Capital Stock" in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements of the Louisiana Business Corporation Law.

                         (ix) To the best of their knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement other than those disclosed therein (or in a document incorporated by reference or deemed to be incorporated by reference therein).

                         (x)      Such counsel is not aware of any
                 authorization, approval, consent or order of any court or governmental authority or agency that is required to be obtained by the Company in connection with the offering of the Securities to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or the 1934 Act or the 1934 Act Regulations or state securities law (or as expressly contemplated in this

                 Agreement); and, to the best of their knowledge after due inquiry, the execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree which breach, default, imposition or violation would have a material adverse effect on the financial condition, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                         (xi) To the best of their knowledge after due inquiry, there are no contacts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed or incorporated by reference as exhibits thereto other than those described or referred to in the Registration Statement or filed as exhibits thereto; and the descriptions thereof or references thereto are correct in all material respects.

                         (xii) To the best their knowledge after due inquiry, no holder of securities of the Company has rights to the registration under the 1933 Act of securities of the Company because of the filing of the Registration Statement that have not been waived.

                 In rendering the foregoing opinion or opinions, Bracewell & Patterson, L.L.P. may state that such opinion or opinions are limited to the federal laws of the United States, the laws of the State of Texas and the Louisiana Business Corporation Law, and that they are relying (i) as to matters governed by the laws of the State of Louisiana, upon the favorable opinion, dated as of Closing Time, of Stone, Pigman, Walther, Wittmann & Hutchinson, Louisiana counsel to the Company, in form and substance satisfactory to the Representatives, and
        (ii) as to matters governed by the laws of any other jurisdiction upon the favorable opinion, dated as of Closing Time, of other counsel acceptable to the Representatives, in form and substance satisfactory to the Representatives; provided in each case that the Representatives shall have been delivered original signed copies of each such opinion.

                 (2) The favorable opinion, dated as of the Closing Time, of Wilmer, Cutler & Pickering, counsel for the Selling Shareholder, in form and substance reasonably satisfactory to the Representatives, to the effect that this Agreement and the Pricing Agreement have each been duly and validly authorized, executed and delivered by the Selling Shareholder and, to the best knowledge and information of such counsel after due inquiry, the Selling Shareholder has good and marketable title to the Initial Securities to be sold by the Selling Shareholder hereunder, free and clear of any mortgage, pledge, lien, security interest, encumbrance or claim and full power, right and authority to sell such Securities without breach or violation of or default under any applicable law, administrative regulation or any administrative or court decree or agreement to which the Selling Shareholder is subject.

                 (3) The favorable opinion, dated as of Closing Time, of Baker & Botts, L.L.P., counsel for the Underwriters, with respect to the matters set forth in (i), (v), (vi), (vii) and (viii) of subsection
        (b)(1) of this Section. In rendering such opinion or opinions, Baker & Botts, L.L.P. may state that such opinion or opinions are limited to the federal laws of the United States, the laws of the State of Texas and the Louisiana Business Corporation Law, and may state that they are relying as to matters governed by the laws of any other jurisdiction upon the favorable opinion of other counsel in substantially the same manner as described in subsection (b)(1) of this Section.

                 (4) The written advice of Bracewell & Patterson, L.L.P. to the effect that nothing has come to their attention that causes them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need give no such advice as to the financial statements and schedules or other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectus.

                 (5) The written advice of Wilmer, Cutler & Pickering to the effect that nothing has come to its attention that causes it to believe that any information about the Selling Shareholder in the Registration Statement, at the time it became effective or at the Representation Date, or the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (c) At Closing Time, except as described in or contemplated by the Prospectus, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or its subsidiaries considered as one enterprise, whether or not in the ordinary course of business, and the Representatives shall have received a certificate of the President or any Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                 (d) At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention that causes them to believe that
(A) the unaudited and other financial information of the Company and its subsidiaries included in the Registration Statement or incorporated by reference therein does not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or is not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement or incorporated by reference therein, or (B) at a specified date not more than five days prior to the date of the Pricing Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the September 30, 1993 balance sheet included in the Registration Statement or incorporated by reference therein or, during the period from September 30, 1993 to a specified date not more than five days prior to the date of the Pricing Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur and for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                 (e) At Closing Time the Representatives shall have received from Deloitte & Touche a letter, dated as of Closing Time to the effect that they confirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to in such letter shall be a date not more than five days prior to Closing Time.

                 (f) At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives.

                 (g) At Closing Time all actions, proceedings, instruments, opinions and documents required in connection with the consummation of the transactions contemplated by this Agreement shall be reasonably satisfactory to the Representatives, and the Company shall have delivered to the Representatives such other certificates and documents as the Representatives shall reasonably request.

                 (h) At Closing Time the Representatives shall have received a certificate from the Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(b) are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

                 (i) At Closing Time, the Company shall have furnished to the Representatives "lock-up" letters, in form and substance reasonably satisfactory to the Representatives, signed by each of the directors and officers of the Company whose names are set forth in Schedule C hereto, pursuant to which each such person shall agree not to offer for sale, sell, grant an option for the sale of, or otherwise dispose of, directly or indirectly, without the prior written consent of Merrill Lynch, any shares of Common Stock or any securities convertible into or exchangeable into or exercisable for Common Stock owned by such person or with respect to which such person has the power of disposition, for a period of 90 days from the date of the Pricing Agreement (except for shares of Common Stock and the associated Rights issuable upon the exercise of options or similar rights granted by the Company to such person as a director, officer or employee and any other interests in shares of Common Stock and the associated Rights granted to such person in connection with any other employee benefit plans of the Company).

                 (j) In the event the Underwriters exercise their option provided in Section 2 hereof to purchase all or any part of the Option Securities, and the Date of Delivery specified by the Representatives for any such purchase is a date other than Closing Time, the obligation of the Underwriters to purchase all or any such portion of the Option Securities shall be subject, in addition to the foregoing conditions, to the accuracy of the representations and warranties of the Company and the Selling Shareholder, respectively, at each Date of Delivery, to the performance by the Company and the Selling Shareholder, respectively, of its obligations hereunder required to be performed prior to each Date of Delivery, and to the receipt by the Representatives of the following:

                 (1) A certificate, dated such Date of Delivery, of the President or any Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to subsection (c) of this Section remains true as of such Date of Delivery.

                 (2) A certificate from the Selling Shareholder, dated such Date of Delivery, confirming that the certificate delivered at the Closing Time pursuant to subsection (h) of this Section remains true as of such Date of Delivery.

                 (3) The favorable opinion of Bracewell & Patterson, L.L.P., counsel for the Company, in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, to the same effect as the opinion required by Section 5(b)(1) hereof and the written advice required by Section 5(b)(4) hereof, together with original signed copies of any opinion of other counsel whose opinion has been relied upon by Bracewell & Patterson, L.L.P.

                 (4) The favorable opinion of Wilmer, Cutler & Pickering, counsel for the Selling Shareholder, in form and substance reasonably satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof and the written advice required by Section 5(b)(5) hereof.

                 (5) The favorable opinion of Baker & Botts, L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(3) hereof.

                 (6) A letter, dated as of such Date of Delivery, from Deloitte & Touche, in form and substance satisfactory to the Representatives, substantially the same in scope and substance as the letter furnished pursuant to Section 5(d) hereof, except that the "specified date" in such letter shall be a date not more than five days prior to such Date of Delivery.

                 If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company and the Selling Shareholder at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in
Section 4 hereof.

                 SECTION 6. Indemnification.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless in each case such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or the Prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, liability, claim, damage or expense purchased the Securities concerned, to the extent that any such loss, liability, claim, damage or expense of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter;

                         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                         (iii) against any and all expense whatsoever, as incurred (including the fees and expenses of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that (x) the Company is required to do so under subsection (e) of this Section below and (y) any such expense is not paid under (i) or (ii) above.

                 Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity is subject to the undertaking of the Company in the Registration Statement.

                 (b) The Company and the Selling Shareholder each agree to indemnify and hold harmless the other pursuant to the terms set forth in the Registration Rights and Lock-Up Agreement dated November 22, 1993 ("Lock-up Agreement") by and among the Company and the Selling Shareholder.

                 (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and the Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                 (d) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage, and expense described in the indemnity contained in subsection (a) of the Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus.

                 (e) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify any indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, except to the extent such indemnified parties retain separate counsel (the "Separate Counsel") with respect to legal defenses available to them that are different from or in addition to those available to such indemnifying party and such defenses are in conflict with the interests of the indemnifying parties. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than the Separate Counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                 (f) This Agreement supersedes the provisions of the Lock-Up Agreement providing for indemnification of the Underwriters by the Company and the Selling Shareholder in connection with the offering and sale of the Securities.

                 SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Selling Shareholder and the

Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Selling Shareholder and one or more of the Underwriters in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company and the Selling Shareholder are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter or the Selling Shareholder within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter or Selling Shareholder, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

                 SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

                 SECTION 9.       Termination of Agreement.

                 (a) The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets of the United States or elsewhere or any outbreak or escalation of hostilities or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York authorities.

                 (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party except as provided in Section 4 hereof and except that the provisions of Sections 6 and 7 shall remain in effect. As used in Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

                 SECTION 10. Default by an Underwriter. If any one of the Underwriters shall fail to purchase and pay for any of the Initial Securities agreed to be purchased by such Underwriter under this Agreement and the Pricing Agreement and such failure to purchase shall constitute a default in the performance of its obligations hereunder and thereunder, the remaining Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or any other underwriters to purchase all, but not less than all, of Initial Securities not so purchased in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within said 24-hour period, then:

                 (1) if the number of Initial Securities not so purchased does not exceed 10% of the Initial Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                 (2) if the number of Initial Securities not so purchased exceeds 10% of the Initial Securities, the Selling Shareholder will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Securities on the terms set froth in this Agreement. A substitute underwriter will become an Underwriter for all purposes of this Agreement.

                 (3) if the number of Initial Securities not so purchased exceeds 10% of the Initial Securities and the Selling Shareholder does not find one or more substitute underwriters pursuant to subsection (2) of this Section, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from any liability it may have hereunder in respect of its default.

        In the event of any such default that does not result in a termination of this Agreement, each of the Representatives and the Company shall have the right to postpone Closing Time for such period, not exceeding seven days, as they shall determine in order that the required changes in Registration Statement and the Prospectus or in any other documents or arrangements may be effected.

                 SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, to the attention of Lee R. Cole; notices to the Company shall be directed to it at 1200 Smith Street, Suite 2400, Houston, Texas 77002 to the attention of James
L. Persky; and notices to the Selling Shareholder shall be directed to Richard
C. Blum & Associates, Inc., 909 Montgomery Street, Suite 400, San Francisco, California 94133 to the attention of N. Colin Lind.

                 SECTION 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                 SECTION 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said state. Except where otherwise provided, specified times of day refer to New York City time.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Company, the Selling Shareholder and each of the Underwriters in accordance with its terms.

                                                           Very truly yours,

                                                           SOUTHDOWN, INC.

                                                           By:  /S/ EDGAR J. MARSTON III
                                                                 -----------------------
                                                           Name:  Edgar J. Marston III
                                                           Title: Executive Vice President
                                                                  and General Counsel

                                                           CARPENTERS PENSION TRUST
                                                           FOR SOUTHERN CALIFORNIA

                                                           By:      Richard C. Blum and
                                                                    Associates, Inc.,
                                                                    Investment Adviser

                                                           By:  /S/ N. COLIN LIND
                                                               -----------------------
                                                           Name:  N. Colin Lind
                                                           Title: Managing Director

                                                           RICHARD C. BLUM
                                                           & ASSOCIATES, INC.

                                                           By:  /S/ N. COLIN LIND
                                                               -----------------------
                                                           Name:  N. Colin Lind
                                                           Title: Managing Director


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
KIDDER, PEABODY & CO. INCORPORATED
LEHMAN BROTHERS INC.

By:  Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: /S/ GEORGE C. MORRIS III
    --------------------------
Name:  George C. Morris III
Title: Director


                                                                      SCHEDULE A




                                                                                                      Number of
Name of                                                                                               Initial Securities
Underwriter                                                                                           to be Purchased
- -----------                                                                                           ---------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     340,000
Kidder, Peabody & Co. Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . .                     340,000
Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     340,000
Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     125,000
CS First Boston Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     125,000
Dillon, Read & Co. Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     125,000
Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . . . . . . . . . . .                     125,000
Williams Mackay Jordan & Co., Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .                      30,000
                                                                                                        ---------
                     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1,550,000
                                                                                                        ---------

                                                                      SCHEDULE B



Kosmos Cement Company, a Kentucky general partnership

                                                                      SCHEDULE C

G. Walter Loewenbaum II
Clarence C. Comer
Fentress Bracewell
W.J. Conway
Killian L. Huger Jr.
Edgar J. Marston III
Michael A. Nicolais
Frank J. Ryan
Robert J. Slater
Ronald N. Tutor
V. H. Van Horn III
Steven B. Wolitzer
J. Bruce Tompkins
James L. Persky
Dennis M. Thies

                                                                       EXHIBIT A

                                SOUTHDOWN, INC.
                           (a Louisiana corporation)

                                1,550,000 Shares
                                  Common Stock
                          (Par Value $1.25 Per Share)


                               PRICING AGREEMENT

                                                                January 20, 1994

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
KIDDER, PEABODY & CO. INCORPORATED
LEHMAN BROTHERS INC.
     as Representatives of the
     several Underwriters
c/o MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     Merrill Lynch World Headquarters
     World Financial Center
     North Tower
     250 Vesey Street
     New York, New York  10281


Dear Sirs:

            Reference is made to the Purchase Agreement, dated January 20, 1994 (the "Purchase Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Kidder, Peabody & Co. Incorporated and Lehman Brothers Inc. are acting as representatives (collectively, the "Underwriters") of the above-referenced shares of Common Stock of Southdown, Inc., a Louisiana corporation, from Carpenters Pension Trust for Southern California, a California pension fund, and Richard C. Blum & Associates, Inc., a California corporation (collectively, the "Selling Shareholder"), and the grant by the Selling Shareholder to the Underwriters of options to purchase up to an additional 232,500 shares of Common Stock to cover over-allotments. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Purchase Agreement.

            Pursuant to Section 2 of the Purchase Agreement, the Selling Shareholder agrees with each Underwriter as follows:

            1. The initial public offering price per share of the Securities, determined as provided in said Section 2, shall be $27.125.

            2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $25.635, being an amount equal to the initial public offering price set forth above less $1.49 per share

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Selling Shareholder a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Selling Shareholder and each of the Underwriters in accordance with its terms.

                                                       Very truly yours,

                                                       CARPENTERS PENSION TRUST
                                                       FOR SOUTHERN CALIFORNIA

                                                       By:     Richard C. Blum and
                                                               Associates, Inc.
                                                               Investment Adviser

                                                       By: /S/ N. COLIN LIND
                                                           --------------------------
                                                            Name:  N. Colin Lind
                                                            Title: Managing Director

                                                       RICHARD C. BLUM & ASSOCIATES, INC.

                                                       By: /S/ N. COLIN LIND
                                                           --------------------------
                                                            Name:  N. Colin Lind
                                                            Title: Managing Director


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
KIDDER, PEABODY & CO. INCORPORATED
LEHMAN BROTHERS INC.

By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated

By: /S/ GEORGE C. MORRIS III
   -----------------------------------
Name:  George C. Morris
Title: Director
